Exhibit 99.1

AYRO Announces Year-End 2020 Financial Results and Provides Corporate Update

Earnings conference call to be held Wednesday, March 31, 2021 at 8:30 a.m. ET

AUSTIN, TX (March 31, 2021) – AYRO, Inc. (Nasdaq: AYRO) (“AYRO” or the “Company”), a designer and manufacturer of light-duty, short-haul, and last-mile delivery electric vehicles (EVs), today announced financial results for its fiscal year ended 12/31/20.

Fiscal Year 2020 Financial Highlights:

●	Revenue of $1.6 million (+80% YOY) in FY2020 vs. $0.9 million for FY2019
●	Net Loss Attributable to Common Stockholders of ($11.2) million in FY2020 vs. ($8.6) million in FY2019
●	Adjusted EBITDA loss of ($7.8) million for FY 2020 vs. ($4.4) million for FY2019
●	Total Cash of $36.5 million as of December 31, 2020 vs. $0.6 million as of December 31, 2019
●	Total debt of $0.02 million as of December 31, 2020 vs. $1.3 million as of December 31, 2019

Recent Corporate Highlights:

●	Completed a reverse merger with DropCar, Inc. in May 2020
●	Established strategic manufacturing, engineering, and design partnership with Karma Automotive’s Innovation and Customization Center (KICC) with a targeted production capacity of 20,000 light-duty trucks and electric delivery vehicles over the next three years
●	Completed expansion of Austin manufacturing facility from 10,000 square feet to 24,000 square feet to increase production capacity from 200 EVs per month to 600 per month
●	Announced an agreement with Element Fleet Management (“Element”), the world’s largest pure-play automotive fleet manager, to support the deployment of large fleets of AYRO electric delivery vehicles over the next four years
●	Announced an industry-first electric vaccine vehicle (EVV) with partners Element, Club Car, and Gallery Carts to expand access to COVID-19 vaccination and testing
●	Raised a total of $39.75 million in in gross proceeds from the sale of common stock through four registered direct offerings during 2019

“As pleased as I am that revenue in fiscal 2020 showed an increase of 80% over fiscal 2019 and that the fourth quarter of 2020 marked the fifth consecutive quarter of year-over-year revenue increase, I know that we are still in the very early stages of the EV cycle,” commented AYRO Chief Executive Officer Rod Keller.

“Much of our corporate activities in 2020 and thus far in 2021 are necessary developmental steps in establishing the foundation for AYRO to be successful in the quarters and years ahead in our effort to sell fleets of vehicles at a time to commercial fleet customers, which is far different than selling one vehicle at a time to a typical consumer. We are a B2B company, not B2C. Expanding our manufacturing capacity in Austin, establishing the strategic partnership with Karma Automotive for future mass production capacity, nurturing our strategic relationships with Club Car and Gallery Carts and, as recently announced, now with Element Fleet Management, the world’s largest pure-play fleet manager, and fortifying our balance sheet are all designed to position us for future growth.

“Our ‘ecosystem’ strategy bears repeating, as it makes us unique in the EV industry. No other EV manufacturer appears to be building the necessary infrastructure around their EV offerings the way AYRO is. Commercial customers looking to buy 10, 20, or even 50 or more vehicles at a time need financing solutions to acquire a fleet of EVs. They then need a way to insure these cars, which is not as easy a process for EVs as it is for traditional gasoline-powered vehicles. Other concerns like storing the EVs, repairs and servicing, and re-selling on the back end of a lease are real-world issues that commercial customers want and need answers to given the novelty of managing an EV fleet. In Element, we have a partner that has one million vehicles under management and over 5,500 clients, so they have the answers and solutions that potential commercial customers need. We could not be happier to be partnering with Element, and we expect them to be a significant part of our ecosystem.

“Moreover, the announcement of the electric vaccine vehicle, or EVV, is a great demonstration of the value of our ecosystem, as it also brings us together with our partners Element, Club Car, and Gallery Carts to offer the industry’s first EV focused on helping to deliver COVID-19 vaccines to the public. This is a new venture for us all, but we are collectively thrilled at the possibility of offering critical healthcare assistance to hospitals and to local, state, and federal governments. There are numerous benefits the EVV can offer the healthcare community in accelerating the COVID-19 vaccine rollout, and we are quite enthusiastic at its potential.

“Finally, in addition to the launch of the industry-first EVV in the near-term, we also expect to launch our 411x light-duty EV truck in 2021 and unveil our 311x later this year, too, with scaled production for the 311x expected to begin in the first half of 2022. The 311x is our next-generation vehicle targeted at the restaurant delivery market.

We are thankful for our shareholder support and look forward to sharing additional progress and corporate milestones with investors. Our goal remains to be the leader in purpose-built EVs,” concluded Mr. Keller.

Conference Call Today:

Rod Keller, CEO and Curt Smith, CFO will be conducting a conference call this morning at 8:30 a.m. ET in which they will lead a discussion of year-end financial results with a Q&A session to follow. To listen to the conference call, interested parties should dial 1-877-270-2148 (domestic) or 1-412-902-6510 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the AYRO, Inc. conference call.

The conference call will also be available through a live webcast that can be accessed at https://services.choruscall.com/links/ayro210331.html or via the Company’s website at https://ir.ayro.com/news-events/ir-calendar.

The webcast replay will be available until June 30, 2021 and can be accessed through the above links. A telephonic replay will be available until April 14, 2021 by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using access code 10153583.

About AYRO, Inc.

Texas-based AYRO, Inc. engineers and manufactures purpose-built electric vehicles to enable sustainable fleets. With rapid, customizable deployments that meet specific buyer needs, AYRO’s agile EVs are an eco-friendly microdistribution alternative to gasoline vehicles. The AYRO 411 Club Car is the only zero-emission, light duty EV known to AYRO that can be optimized for the needs of any sustainable fleet. AYRO innovates with speed, discipline, and agility and was founded in 2017 by entrepreneurs, investors, and executives with a passion for creating sustainable urban electric vehicle solutions for micromobility. For more information, visit: www.ayro.com.

Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “may,” “plan,” “project,” “target,” “will,” “would” and their opposites and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: we have a history of losses and has never been profitable, and we expect to incur additional losses in the future and may never be profitable; the market for our products is developing and may not develop as expected; our business is subject to general economic and market conditions, including trade wars and tariffs; our business, results of operations and financial condition may be adversely impacted by public health epidemics, including the recent COVID-19 outbreak; our limited operating history makes evaluating our business and future prospects difficult and may increase the risk of any investment in our securities; we may experience lower-than-anticipated market acceptance of our vehicles; developments in alternative technologies or improvements in the internal combustion engine may have a materially adverse effect on the demand for our electric vehicles; the markets in which we operate are highly competitive, and we may not be successful in competing in these industries; a significant portion of our revenues are derived from a single customer; we rely on and intend to continue to rely on a single third-party supplier located in China for the sub-assemblies in semi-knocked-down state for all of our current vehicles; we may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims; the range of our electric vehicles on a single charge declines over time, which may negatively influence potential customers’ decisions whether to purchase our vehicles; increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells, could harm our business; we may be required to raise additional capital to fund our operations, and such capital raising may be costly or difficult to obtain and could dilute our stockholders’ ownership interests, and our long-term capital requirements are subject to numerous risks; we may fail to comply with environmental and safety laws and regulations; and we are subject to governmental export and import controls that could impair our ability to compete in international market due to licensing requirements and subject us to liability if we are not in compliance with applicable laws. A discussion of these and other factors is set forth in our most recently quarterly report on Form 10-Q and subsequent reports on Form 10-K and Form 10-Q. Forward-looking statements speak only as of the date they are made and we disclaim any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For media inquiries:	For investor inquiries:
Liz Crumpacker	Joseph Delahoussaye III
for AYRO, Inc.	for AYRO Inc.
ayro@antennagroup.com	investors@ayro.com

AYRO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,
	2020	2019
ASSETS
Current assets:
Cash	$36,537,097	$641,822
Accounts receivable, net	765,850	71,146
Inventory, net	1,173,254	1,118,516
Prepaid expenses and other current assets	1,608,762	164,399
Total current assets	40,084,963	1,995,883

Property and equipment, net	611,312	489,366
Intangible assets, net	143,845	244,125
Operating lease – right-of-use asset	1,098,819	-
Deposits and other assets	22,491	48,756
Total assets	$41,961,430	$2,778,130

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$767,205	$772,077
Accrued expenses	665,068	612,136
Contract liability	24,000	-
Current portion long-term debt, net	7,548	1,006,947
Current portion lease obligation – operating lease	123,139	-
Total current liabilities	1,586,960	2,391,160

Long-term debt, net	14,060	318,027
Lease obligation - operating lease, net of current portion	1,002,794	-
Total liabilities	2,603,814	2,709,187

Commitments and contingencies

Stockholders’ equity:
Preferred Stock, (authorized – 20,000,000 shares)	-	-
Convertible Preferred Stock Series H, ($0.0001 par value; authorized – 8,500 shares; issued and outstanding – 8 and zero shares, respectively)	-	-
Convertible Preferred Stock Series H-3, ($.0001 par value; authorized – 8,461 shares; issued and outstanding – 1,234 and zero shares, respectively)	-	-
Convertible Preferred Stock Series H-6, ($.0001 par value; authorized – 50,000 shares; issued and outstanding – 50 and zero shares, respectively)	-	-
Convertible Seed Preferred Stock, ($1.00 par value; authorized – zero shares; issued and outstanding – zero and 7,360,985 shares, respectively)	-	9,025,245
Common Stock, ($0.0001 par value; authorized – 100,000,000 shares; issued and outstanding – 27,088,584 and 3,948,078 shares, respectively)	2,709	395
Additional paid-in capital	64,509,724	5,001,947
Accumulated deficit	(25,154,817)	(13,958,644)
Total stockholders’ equity	39,357,616	68,943
Total liabilities and stockholders’ equity	$41,961,430	$2,778,130

AYRO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2020	2019
Revenue	$1,604,069	$890,152
Cost of goods sold	1,770,552	691,843
Gross (loss)/profit	(166,483)	198,309

Operating expenses:
Research and development	1,920,548	714,281
Sales and marketing	1,415,282	1,300,120
General and administrative	6,603,935	6,678,310
Total operating expenses	9,939,765	8,692,711

Loss from operations	(10,106,248)	(8,494,402)

Other (expense) income:
Other income	236,923	2,188
Interest expense	(327,196)	(172,479)
Loss on extinguishment of debt	(566,925)	-
Other (expense) income, net	(657,198)	(170,291)

Net loss	$(10,763,446)	$(8,664,693)

Deemed dividend on modification of Series H-5 warrants	(432,727)	-
Net loss Attributable to Common Stockholders	$(11,196,173)	$(8,664,693)

Net loss per share, basic and diluted	$(0.73)	$(2.95)

Basic and diluted weighted average Common Stock outstanding	15,336,617	2,940,975

AYRO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,763,446)	$(8,664,693)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	447,283	722,566
Stock-based compensation	1,827,008	3,372,726
Amortization of debt discount	236,398	152,243
Loss on extinguishment of debt	566,925	-
Amortization of right-of-use asset	111,861	-
Provision for bad debt expense	37,745	29,099
Debt Forgiveness (PPP loan)	(218,000)	-
Change in operating assets and liabilities:
Accounts receivable	(732,449)	159,986
Inventories	(4,967)	532,089
Prepaid expenses and other current assets	(1,444,363)	4,656
Deposits	26,265	(6,917)
Accounts payable	(59,489)	(715,267)
Accrued expenses	10,631	319,225
Contract liability	24,000	(9,999)
Lease obligations - operating leases	(84,747)	-
Net cash used in operating activities	(10,019,344)	(4,104,286)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(504,332)	(469,834)
Disposal of property and equipment	-	90,747
Purchase of intangible assets	(14,388)	(35,559)
Disposal of intangible assets	-	40,294
Proceeds from merger with ABC Merger Sub, Inc.	3,060,740	-
Net cash provided by (used in) investing activities	2,542,020	(374,352)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance debt	1,318,000	2,675,000
Repayments of debt	(1,744,676)	(116,392)
Proceeds from exercise of warrants	3,926,818	-
Proceeds from exercise of stock options	16,669	-
Proceeds from issuance of Common Stock, net of fees and expenses	39,855,788	4,234
Proceeds from issuance of Preferred Stock	-	2,518,375
Net cash provided by financing activities	43,372,599	5,081,217

Net change in cash	35,895,275	602,579

Cash, beginning of period	641,822	39,243

Cash, end of period	$36,537,097	$641,822

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$102,911	$32,786
Conversion of Notes Payable to Preferred Stock	$-	$1,136,363
Conversion of Accounts Payable to Preferred Stock	$-	$1,100,000
Conversion of Accounts Payable to Notes Payable		137,729
Discount on Debt from issuance of Common Stock	$-	$493,553
Interest forgiven on PPP loan	$1,363	$-
Supplemental non-cash amounts of lease liabilities arising from obtaining right of use assets	$1,210,680	$-
Conversion of debt to Common Stock	$1,000,000	$-
Conversion of Preferred Stock to Common Stock	$9,025,245	$-
Cashless exercise of 77,000 H-5 Warrants	$192,500	$-
Discount on debt with related party	$462,013	$-
Deemed divided on modification of Series H-5 warrants	$432,727	$-
Restricted Stock for service, vested not issued	$42,300	$-
Offering cost included in accounts payable, not paid	$54,617	$-

Non-GAAP Financial Measures

We present Adjusted EBITDA because we consider it to be an important supplemental measure of our operating performance, and we believe it may be used by certain investors as a measure of our operating performance. Adjusted EBITDA is defined as income (loss) from operations before interest income and expense, income taxes, depreciation, amortization of intangible assets, amortization of discount on debt, impairment of long-lived assets, stock-based compensation expense and certain non-recurring expenses.

Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States, or GAAP. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our non-cash operating expenses, we believe that providing a non-GAAP financial measure that excludes non-cash and non-recurring expenses allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time.

Adjusted EBITDA may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider Adjusted EBITDA to be a substitute for, or superior to, the information provided by GAAP financial results.

Below is a reconciliation of Adjusted EBITDA to net loss to common stockholders for the 12 months ended December 31, 2020 and 2019:

	Years Ended December 31,
	2020	2019
Net loss to common stockholders	$(10,763,446)	$(8,664,693)
Depreciation and amortization	447,283	722,566
Stock-based compensation expense	1,827,008	3,372,726
Amortization of discount on debt	236,398	152,243
Interest expense	90,798	(16,096)
Loss on extinguishment of debt	566,925	—
Gain on debt forgiveness (PPP loan)	(219,363)	—
Adjusted EBITDA	$(7,814,397)	$(4,433,254)